                                                                    Exhibit 4.53


                               SIXTEENTH AMENDMENT

                  SIXTEENTH AMENDMENT, dated as of September 28, 2001 (this "AMENDMENT"), to and under the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "SENIOR LOAN AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager, and LEHMAN COMMERCIAL PAPER INC., as syndication agent and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

                  WHEREAS, in light of recent events affecting the Company's business, prospects and financial condition the Company has requested that the Lenders defer an imminent principal repayment and amend certain provisions of the Senior Loan Agreement; and

                  WHEREAS, the Lenders have agreed to defer such repayment and amend the Senior Loan Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company, the Lenders and the Agents hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the Senior Loan Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. AMENDMENT OF SECTION 1.1 (DEFINED TERMS). Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:

                  ""GM PROPOSALS": proposals to be made to General Motors Corporation regarding potential equity or debt investments or any potential fee reduction, operating concessions or other forms of support".

                  3. AMENDMENT OF SECTION 2.5 (OPTIONAL AND MANDATORY PREPAYMENTS). Section 2.5(c) of the Senior Loan Agreement is hereby amended by deleting "on September 30, 2001" therein and substituting in lieu thereof "on November 30, 2001".

                  4. AMENDMENT OF SECTION 5.1 (FINANCIAL STATEMENTS). Section
5.1 of the Senior Loan Agreement is hereby amended by (i) deleting the word "and" at the end clause (a) thereof, (ii) deleting the semicolon at the end of clause (b) thereof and substituting in lieu thereof "; and" and (iii) adding the following new clause (c) at the end thereof:

                  "(c) as soon as available, but in any event not later than 10 Business Days after the end of each calendar month occurring during each fiscal year of the Company,


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                                                                               2


         commencing on October 12, 2001, the unaudited consolidated balance sheets of the Company and its subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the figures as of the end of and for the corresponding period in the previous year and (ii) the figures as of the end of and for the corresponding period as contemplated in the Company's business plan delivered to the Lenders on or about June 15, 2001 or, on and after delivery thereof, any subsequent business and/or restructuring plan delivered to the Lenders pursuant to Section 5.2(i), in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);".

                  5. AMENDMENT OF SECTION 5.2 (CERTIFICATES; OTHER INFORMATION).
Section 5.2 of the Senior Loan Agreement is hereby amended by: (a) deleting the reference in the introductory clause thereof to "clause (h)" and substituting in lieu thereof "clause (k)" and (b) relettering clause (d) thereof as clause (k) and adding new clauses (d), (e), (f), (g), (h), (i) and (j) immediately after clause (c) thereof as follows:

                  "(d) on or before Monday of each calendar week, commencing on October 1, 2001:

                           (i) a statement, in detail reasonably satisfactory to
                  the Administrative Agent, of consolidated cash flows for the Company and its Subsidiaries for the immediately preceding calendar week, including without limitation, detail as to the aggregate amount of capital expenditures and any payments in excess of $1,000,000 to any Person made during such week;

                           (ii) a forecast, in detail reasonably satisfactory to
                  the Administrative Agent, of consolidated cash flows for the Company and its Subsidiaries for the period of thirteen consecutive calendar weeks beginning in the week immediately following the week in which such forecast is delivered, including without limitation, detail with respect to the following information incorporated into such forecast: fleet size, fleet mix and the aggregate amount of credit enhancement provided in respect of maintenance of the fleet and in respect of any Indebtedness, surety and other obligations of the Company or any Subsidiary thereof, together with a comparison of such amounts to the amount for the same period during the immediately preceding fiscal year of the Company; and

                           (iii) a consolidated report, in detail reasonably
                  satisfactory to the Administrative Agent, of accounts receivable for the immediately preceding week of the businesses conducted by each of National Car Rental System, Inc. and Alamo Rent-A-Car, LLC and their Subsidiaries;

                   (e) on or before the fifteenth day of each calendar month commencing on October 15, 2001, a forecast, in detail reasonably satisfactory to the Administrative Agent, of consolidated cash flows for the Company and its Subsidiaries for the period of 12 consecutive calendar months beginning in the month immediately following the



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                                                                               3


         month in which such forecast is delivered, including the assumptions based upon which such forecast was prepared in respect of fleet size, fleet mix and the aggregate amount of credit enhancement provided in respect of maintenance of the fleet and in respect of any Indebtedness, surety and other obligations of the Company or any Subsidiary thereof;

                  (f) on or before the tenth Business Day of each calendar month commencing on October 12, 2001, a consolidated report, in detail reasonably satisfactory to the Administrative Agent, of accounts receivable and payable (including agings) for the immediately preceding month of the Company and its Subsidiaries;

                  (g) as soon as possible, but in any event within one Business Day after the distribution thereof to senior management of the Company or any Subsidiary thereof, internal reports of the operations of the Company and its Subsidiaries, including without limitation, (i) internal reports known as the "Daily Flash Report", which shall include detail by brand (i.e., Alamo and National) as to revenue, utilization, fleet size, rental volumes and pricing, and comparisons of any such information to levels for prior periods, (ii) reports detailed by brand (i.e., Alamo and National) as to advanced booking and comparisons of any such information to levels for prior periods and (iii) reports as to performance of the Alamo Local Markets Division and International Division of the Company;

                  (h) on or before the twentieth day of each calendar month, commencing on October 20, 2001:

                           (i) detail and summary relating to the valuation of
                  the fleet and information as to the outstanding Indebtedness of the Company and its Subsidiaries, in each case prepared by the Company in the ordinary course of business for, or provided to any other lender, creditor or bond provider (or any affiliate of any of the foregoing); it being understood that the foregoing requirement shall be satisfied by delivery of the Company's servicer reports for its domestic fleet financing;

                           (ii) updated forecasts, projections or business plans
                  for the remainder of the then-current fiscal year of the Company and the next following fiscal year for, or provided to any other lender, creditor or bond provider (or any affiliate of any of the foregoing);

                           (iii) information as to any past or pending
                  significant events or transactions that are material to the Company or any Subsidiary thereof; PROVIDED that the Company shall not be obligated to deliver confidentiality agreements, financial advisory engagement letters, financial advisory fee letters, non-binding letters of interest, bids, commitment letters for commercial lending or high yield financings, or non-binding letters of intent, each to the extent they are by their terms confidential (collectively, "CONFIDENTIAL AGREEMENTS"); and

                           (iv) any other or similar material information or
                  material data that the Company has furnished to any other any other lender, creditor or bond



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                                                                               4


                  provider (or any affiliate of any of the foregoing); PROVIDED that the Company shall not be obligated to deliver any Confidential Agreements;

                           (i) as soon as available but in any event within one
                  Business Day after distribution thereof to senior management of the Company, any restructuring plan or updated business plan prepared by, for or on behalf of the Company or any Subsidiary thereof;

                           (j) on or before October 15, 2001, the GM Proposals
                  and, as promptly as possible after the occurrence of any material discussions with General Motors Corporation in respect of the GM Proposals, updates as to the progress of such discussions; and".

         6. AMENDMENT OF SECTION 5.7 (NOTICES). Section 5.7 of the Senior Loan Agreement is hereby amended by (i) deleting the word "and" at the end of clause
(e) thereof, (ii) deleting the period at the end of clause (f) thereof and substituting in lieu thereof "; and" and (iii) adding a new clause (g) at the end thereof as follows:

                           "(g) as soon as possible but in no event later than the day in which any such payment occurs, any payments in an aggregate amount exceeding $1,000,000 made on such day by the Company or any of its Subsidiaries to any Person, except for any such payments in respect of (i) state or payroll taxes, (ii) remittals of insurance premiums,
         (iii) remittals of travel agent commissions and (iv) ordinary course payments to Perot Systems, Inc.".

         7. AMENDMENT OF SECTION 5 OF THE SENIOR LOAN AGREEMENT (AFFIRMATIVE COVENANTS). Section 5 of the Senior Loan Agreement is hereby amended by adding at the end thereof new Sections 5.16, 5.17 and 5.18 as follows:

                           "5.16. PURSUIT OF TRANSACTIONS. Continue to pursue strategic alternatives for the Company and its Subsidiaries as described in the Company's Form 8-K report dated August 2, 2001, including, without limitation, transactions proposed or under discussion prior to September 19, 2001, and transactions that may be proposed after September 19, 2001, in each case providing for the sale, upon commercially reasonable terms, of all of, or discrete portions of, the business of the Company and its Subsidiaries or for the investment in the Company of additional equity.

                           5.17. CRISIS MANAGER. Continue to retain William N. Plamondon as a crisis manager (or a replacement crisis manager reasonably satisfactory to the Administrative Agent), which crisis manager shall be permitted to communicate directly with the Administrative Agent and the Company's board of directors to, among other things, (a) assist the Company and its Subsidiaries with (i) the strategic and operational decisions of the Company and its Subsidiaries as requested by the board of directors of the Company, (ii) the modification and enhancement of the management information systems and reporting systems of the Company and its Subsidiaries and (iii) the management of and communications with its creditors and other parties,
         (b) supplement the treasury and finance staff of the Borrower and its Subsidiaries as needed and (c) make recommendations to conserve and generate cash and liquidity for the Company and its Subsidiaries.



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                                                                               5


                           5.18. SALES OF PROPERTY. Continue to pursue the sale on commercially reasonable terms of property owned by the Company or any Subsidiary thereof which is neither material nor necessary to the operations of the business of the Company and its Subsidiaries.".

         8. AMENDMENT OF SECTION 6.13 (LIMITATION ON BUSINESS ACTIVITIES).
Section 6.13 of the Senior Loan Agreement is hereby amended by adding at the end thereof immediately before the period the following: "PROVIDED, HOWEVER, the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, extend or expand the business conducted by the Alamo Local Market Division of the Company".

         9. AMENDMENT OF SECTION 7 (EVENTS OF DEFAULT). Section 7(e) of the Credit Agreement is hereby amended by adding immediately after "this Section 7" in the parenthetical therein "or in Sections 5.16, 5.17 or 5.18".

         10. REPRESENTATIONS; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, (a) the Company certifies that no Default or Event of Default has occurred or is continuing, and (b) the Company confirms, reaffirms and restates that the representations and warranties set forth in
Section 3 of the Senior Loan Agreement and in the other Loan Documents are true and correct in all material respects, PROVIDED that (i) the references to the Senior Loan Agreement therein shall be deemed to be references to this Amendment and to the Senior Loan Agreement as amended by this Amendment and (ii) for purposes of this Section 10 the representation and warranty contained in (A)
Section 3.2 of the Senior Loan Agreement shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B)
Section 3.18 of the Senior Loan Agreement shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there".

         11. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of the following:

                  (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Company;

                  (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto, from Lenders whose consent is required pursuant to Section 9.1 of the Senior Loan Agreement; and

                  (c) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Company.

         12. LIMITED AMENDMENT. Except as expressly amended herein, the Senior Loan Agreement shall continue to be, and shall remain, in full force and effect. This



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                                                                               6


Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Senior Loan Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Senior Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         13. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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                                                                               7




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       ANC RENTAL CORPORATION



                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Sr. Vice President & Secretary



                                       LEHMAN COMMERCIAL PAPER INC.,
                                       as Administrative Agent


                                       By: /s/ G. Andrew Keith
                                           -------------------------------------
                                           Name:  G. Andrew Keith
                                           Title: Authorized Signatory



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                                                                               8



                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Subsidiary Guarantee, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Senior Loan Agreement and (b) acknowledges and agrees that the guarantees contained in the Subsidiary Guarantee and in the other Loan Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Senior Loan Agreement.

                                       ALAMO RENT-A-CAR (CANADA), INC.
                                       LIABILITY MANAGEMENT COMPANIES HOLDING,
                                        INC.
                                       NATIONAL CAR RENTAL LICENSING, INC.
                                       NATIONAL CAR RENTAL SYSTEM, INC.
                                       REPUBLIC GUY SALMON PARTNER, INC.
                                       REPUBLIC INDUSTRIES AUTOMOTIVE RENTAL
                                        GROUP (BELGIUM) INC.
                                       SPIRIT RENT-A-CAR, INC.
                                       ALAMO RENT-A-CAR MANAGEMENT, LP
                                          By: ARC-GP, Inc., its general partner
                                       ANC COLLECTOR CORPORATION
                                       ANC FINANCIAL, LP
                                           By: ANC Financial GP Corporation,
                                               its general partner
                                       ARC-GP, INC.
                                       ARC-TM, INC.
                                       NCR AFFILIATE SERVICER, INC.
                                       NCRAS MANAGEMENT, LP
                                           By: NCRAS-GP, Inc., its general
                                               partner
                                       NCRAS-GP, INC.
                                       SRAC MANAGEMENT, LP
                                           By: SRAC-GP, Inc., its general
                                                partner
                                       SRAC-GP, INC.
                                       SRAC-TM, INC.

                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President & Treasurer

                                       ALAMO RENT-A-CAR, LLC

                                       By: /s/ Kathleen W. Kyle
                                           -------------------------------------
                                           Name:  Kathleen W. Kyle
                                           Title: Sr. Vice President & Treasurer




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                                                                               9


                                       ANC FINANCIAL CORPORATION
                                       ANC FINANCIAL PROPERTIES LLC
                                       ANC INFORMATION TECHNOLOGY HOLDING, INC.
                                       ANC INFORMATION TECHNOLOGY, INC.
                                       ANC INFORMATION TECHNOLOGY, L.P.
                                           By: ANC INFORMATION TECHNOLOGY, INC.,
                                               its general partner
                                       ANC IT COLLECTOR CORPORATION
                                       ARC-TM PROPERTIES LLC
                                       NCR AFFILIATE SERVICER PROPERTIES, LLC



                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President & Treasurer

                                                                       EXHIBIT A
                                                          to Sixteenth Amendment

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                   AMENDED AND RESTATED SENIOR LOAN AGREEMENT
                            DATED AS OF JUNE 30, 2000


To:      Lehman Commercial Paper Inc.
         3 World Financial Center
         New York, New York  10285

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (the "SENIOR LOAN AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "COMPANY"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Senior Loan Agreement are used herein as therein defined.

                  The Company has requested that the Lenders consent to amend the Senior Loan Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "AMENDMENT").

                  Pursuant to Section 9.1 of the Senior Loan Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                       Very truly yours,

                                       -----------------------------------------
                                       (NAME OF LENDER)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated as of ____________ __, 2001